UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 12, 2008
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
ITEM 9.01. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Master Repurchase Agreement, dated as of November 12, 2008
Custody Agreement, dated as of November 12, 2008
EX-10.1
EX-10.2

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Effective November 12, 2008, HomeAmerican Mortgage Corporation (“HomeAmerican”), a wholly-owned subsidiary of M.D.C. Holdings, Inc., entered into a Master Repurchase Agreement (the “Repurchase Agreement”), dated as of November 12, 2008, with U.S. Bank National Association (“USBNA”) and the other banks party thereto (the “Buyers”). The Repurchase Agreement provides financing and liquidity to HomeAmerican by facilitating purchase transactions in which HomeAmerican transfers eligible loans to USBNA, as agent for the Buyers, from time to time against the transfer of funds by the Buyers, with a simultaneous agreement by the Buyers to transfer back to HomeAmerican such mortgage loans at a date certain or on demand upon an event of default, or if no demand is sooner made, on the expiration of the Repurchase Agreement, against the transfer of funds by HomeAmerican. Until such mortgage loans are transferred back to HomeAmerican, such loans are held by USBNA, as agent for the Buyers and as custodian, pursuant to the Custody Agreement (“Custody Agreement”), dated as of November 12, 2008, by and between HomeAmerican and USBNA. The Repurchase Agreement has a maximum aggregate commitment of $100 million and includes an accordion feature that permits the maximum aggregate commitment to be increased to $150 million, subject to the availability of additional commitments. The Repurchase Agreement expires on November 11, 2009.
     Advances under the Repurchase Agreement carry a Pricing Rate based on the Libor Rate plus the Libor Margin, as defined in the Repurchase Agreement, or at HomeAmerican’s option, the Balance Funded Rate, as defined in the Repurchase Agreement. The Repurchase Agreement contains various representations, warranties and affirmative and negative covenants customary for agreements of this type. The negative covenants include, among others, (i) an Adjusted Tangible Net Worth (as defined in the Repurchase Agreement) requirement, (ii) a minimum Adjusted Tangible Net Worth (as defined in the Repurchase Agreement) ratio, (iii) a minimum net income requirement, and (iv) a minimum Liquidity (as defined in the Repurchase Agreement) requirement.
     The Repurchase Agreement replaces HomeAmerican’s existing Fourth Amended and Restated Warehousing Credit Agreement, dated as of September 5, 2006, as amended on November 2, 2007 and May 23, 2008 (as amended, the “Warehouse Credit Agreement”), with USBNA and the other banks that were party thereto.
     A copy of the Repurchase Agreement is attached hereto as Exhibit 10.1 and a copy of the Custody Agreement is attached as Exhibit 10.2.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     The disclosure contained in Item 1.01 is incorporated by reference. Effective November 13, 2008, the Warehouse Credit Agreement was terminated.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
     The disclosure contained in Item 1.01 is incorporated by reference.

ITEM 9.01.	EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Master Repurchase Agreement among HomeAmerican Mortgage Corporation, U.S. Bank National Association as Agent, and the other Buyers party thereto, dated as of November 12, 2008

Exhibit 10.2	Custody Agreement by and between HomeAmerican Mortgage Corporation and U.S. Bank National Association as Agent and Custodian, dated as of November 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: November 17, 2008	By:	/s/ Christopher M. Anderson
Christopher M. Anderson
Senior Vice President, Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Master Repurchase Agreement among HomeAmerican Mortgage Corporation, U.S. Bank National Association as Agent, and the other Buyers party thereto, dated as of November 12, 2008

Exhibit 10.2	Custody Agreement by and between HomeAmerican Mortgage Corporation and, U.S. Bank National Association as Agent and Custodian, dated as of November 12, 2008

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